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     As filed with the Securities and Exchange Commission on July 2, 1997

                    Registration Statement No. 333-__________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ALL AMERICAN FOOD GROUP, INC.
             (Exact name of registrant as specified in its charter)

                    New Jersey                        22-3259558
         (State or other jurisdiction of           (I.R.S. Employer
          incorporation or organization)          Identification No.)

            9 Law Drive, Fairfield, New Jersey             07006
            (Address of Principal Executive Offices)     (Zip Code)

                         ALL-AMERICAN NEW STOCK PLAN
                          (Full title of the Plans)

              Andrew Thorburn, Chairman and Chief Executive Officer
                          All American Food Group, Inc.
                    9 Law Drive, Fairfield, New Jersey 07006
          (Name and address, including zip code of agent for services)

                                  201-244-9336
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                Hank Gracin, Esq.
                                 Lehman & Eilen
                      50 Charles Lindbergh Blvd., Suite 505
                               Uniondale, NY 11553

 If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [X]

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                         CALCULATION OF REGISTRATION FEE

                        Proposed     Proposed
                        Maximum      Maximum
                        Amount       Offering    Aggregate   Amount of
Title of Securities     to be        Price Per   Offering    Registration
to be Registered        Registered   Share*      Price*      Fee

Common Stock, no par
value, under the
All American
New Stock Plan          1,000,000    $ .8125     $812,500      $246.21

TOTALS                                           $812,500      $246.21
                                                 ========      =======

*Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the closing price of the Registrant's Common Stock as reported on NASDAQ on July 1, 1997.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference in this registration statement.

          (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

          (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended January 31, 1997 and April 30, 1997.

          (c) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on December 6, 1996 under Section 12 of the Securities Exchange Act of 1934.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable; the class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934.

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") gives the Registrant power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceedings involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Registrant, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Registrant unless the court in such proceeding determines he is entitled to indemnification for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Registrant and its stockholders,
(b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Registrant or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Registrant indemnify him against expenses.

         The Registrant's Restated Certificate of Incorporation, as permitted by New Jersey law, eliminates the personal liability of the directors and officers to the Registrant or its shareholders for monetary damages for breaches of such

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director's or officer's duty of care or other duties as a director or officer;
except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders,
(b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. This limitation on liability could have the effect of limiting directors' and officers' liability for violations of the federal securities laws. In addition, the Registrant's Restated Certificate of Incorporation and Restated By-Laws provide broad indemnification rights to directors and officers so long as the director or officer acted in a manner believed in good faith to be in or not opposed to the best interest of the Registrant and with respect to criminal proceedings if the director had no reasonable cause to believe his or her conduct was unlawful. The Registrant believes that the protection provided by these provisions will help the Registrant attract and retain qualified individuals to service as officers and directors. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with, applicable law and generally will limit the remedies available to a shareholder who is dissatisfied with a Board decision protected by these provisions, and such shareholder's only remedy may be to bring a suit to prevent the Board's action.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

Exhibit
Number   Description of Document
-------  -----------------------
  4.1 Second Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form SB-2 (File No. 333-4490), as amended (the "Registration Statement")).
  4.2 Second Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.5 of the Registrant's Registration Statement).
  4.3    All American New Stock Plan
  5.1    Opinion of counsel re: legality of securities being registered
 23.1    Consent of DelSanto & DeFreitas
 23.2    Consent of Counsel (included in Exhibit 5.1).
 24.1    Powers of Attorney

Item 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, County of Essex, State of New Jersey, on the 2nd day of July, 1997.

                                       ALL AMERICAN FOOD GROUP, INC.

                                       By /s/ Andrew Thorburn
                                       ANDREW THORBURN, Chairman of the Board
                                       and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Date
---------                                           ----
/s/ Andrew Thorburn                                 July 2, 1997
Name: ANDREW THORBURN
Title: Chairman of the Board of Directors,
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Chris Decker                                    July 2, 1997
Name: CHRIS DECKER
Title: Director, Executive Vice President
and Chief Financial Officer (Principal
Financial and Accounting Officer)

/s/ Anthony Foster                                  July 2, 1997
Name: ANTHONY FOSTER
Title: President and Director

/s/ John Chitvanni                                  July 2, 1997
Name: JOHN CHITVANNI
Title: Director

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                                INDEX TO EXHIBITS

Exhibit
Number   Description of Documents                                           Page
-------  ------------------------                                           ----
  4.1 Second Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form SB-2 (File No.
         333-4490), as amended (the "Registration Statement")).

  4.2 Second Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.5 of the Registrant's Registration Statement).

  4.3    All-American New Stock Plan

  5.1    Opinion of counsel re: legality of securities being registered

 23.1    Consent of DelSanto & DeFreitas

 23.2    Consent of Counsel (included in Exhibit 5.1).

 24.1    Powers of Attorney